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                                                                    EXHIBIT 4(a)





    AMENDED AND RESTATED ARTICLES OF INCORPORATION OF BANK SOUTH CORPORATION

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                              AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                       OF
                             BANK SOUTH CORPORATION


                 Pursuant to Section 14-2-1007 of the Georgia Business Corporation Code, Bank South Corporation hereby amends and restates the Articles of Incorporation of Bank South Corporation in their entirety (with all provisions of the heretofore existing Articles of Incorporation being hereby amended) as follows:


                                  ARTICLE ONE
                                      Name

                 The name of the corporation is Bank South Corporation.


                                  ARTICLE TWO
                               Nature of Business

                 The general nature of the businesses to be engaged in by the corporation shall be:

         (a) To act as a holding company and to acquire and own stock and other interests in other businesses of any lawful character, including but not limited to banks, insurance agencies, mortgage loan and servicing businesses, data processing businesses, factors' businesses, and other financially oriented businesses;

         (b) To operate insurance agencies; to make and acquire mortgage loans and render mortgage loan services; to render data processing services; to render factoring services; and to render other financial and business services;

         (c) To purchase, own, hold, sell, transfer, exchange and lease personal and all property of every kind and description and wherever located.

         In addition, the corporation shall have the power to engage in any other business in any way related to the above or in aid thereof, and to do all things and acts usually and lawfully done in the premises by similar corporations or persons engaged in like businesses.


                                 ARTICLE THREE
                           Powers to Conduct Business

                 The corporation shall have all the powers necessary or convenient for the pursuit of its purposes and the transaction of its business; in addition, it shall have all the rights, powers,
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privileges and immunities which are now or may hereafter be allowed corporations under the laws of the State of Georgia, including all such powers, rights and immunities permitted by law but not set forth in this petition.


                                  ARTICLE FOUR
                           Powers to Enter Contracts

                 The corporation shall have the power to enter into any partnership or joint venture with any individual or other corporation and to guarantee or become surety upon or to endorse the contracts or obligations of any other corporation, firm or individual, and to make any purely accommodation guaranty, endorsement or contract of suretyship, whether or not the corporation has any direct interest in the subject matter of the contract guaranteed, endorsed or in regard to which it is a surety.


                                  ARTICLE FIVE
                                    Duration

                 The corporation shall have perpetual duration.


                                  ARTICLE SIX
                                Principal Office

                 The principal office of the corporation shall be 55 Marietta Street, N.W., Atlanta, Fulton County, Georgia, but the corporation shall have the privilege of establishing offices elsewhere, whether in the State of Georgia or otherwise.


                                 ARTICLE SEVEN
                               Authorized Shares

                 A. The total number of shares of capital stock which the corporation shall have authority to issue is 105,000,000 shares, consisting of 100,000,000 shares of Common Stock of the par value of Five Dollars ($5.00) each and 5,000,000 shares of Preferred Stock of the par value of Twenty-Five Dollars ($25.00) each. The voting powers, designations, preferences and relative rights of the classes of stock of the corporation which are fixed by these Articles of Incorporation, and the authority expressly vested in the Board of Directors to fix by resolution or resolutions providing for the issue of Preferred Stock, the voting powers (if any), designations, preferences and relative rights of the shares of Preferred Stock which are not fixed by these Articles of Incorporation, are as follows:

                          (1) Subject to the provisions of any applicable law, or of the By-Laws of the corporation as from time to time amended, with respect to the fixing of a record





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             date for the determination of stockholders entitled to vote and except as otherwise provided by any applicable law or by the resolution or resolutions of the Board of Directors providing for the issue of any series of Preferred Stock, the holders of outstanding shares of Common Stock shall have and possess exclusive voting power and rights for the election of directors and for all other purposes, with each holder of record of shares of Common Stock being entitled to one vote for each share of Common Stock standing in his name on the books of the corporation in the election of directors and on all other matters presented to the stockholders.

                          (2) Except as otherwise provided by applicable law, or by the resolution or resolutions of the Board of Directors providing for the issue of any series of Preferred Stock, the holders of shares of Preferred Stock, as such holders, (i) shall not have any right to vote, and are hereby specifically excluded from the right to vote, in the election of directors or for any other purposes, and (ii) shall not be entitled to notice of any meeting of stockholders.

                          (3) Before any sum or sums shall be set aside or applied to the purchase of any outstanding Common Stock, and before any dividend shall be declared or paid or any distribution ordered or made upon the Common Stock (other than a dividend payable in shares of Common Stock), the corporation shall have complied with the dividend and sinking fund requirements (if any) set forth in any resolution or resolutions of the Board of Directors with respect to the issue of any series of Preferred Stock of which any shares shall at the time be outstanding.

                          (4)     Subject to the provisions of subparagraph
             (A)(3) of this Article 7, and to such other limitations as may be specified in any resolution or resolutions of the Board of Directors providing for the issue of any series of Preferred Stock, the holders of Common Stock shall be entitled, to the exclusion of the holders of Preferred Stock of any and all series, to receive such dividends as may be declared by the Board of Directors from time to time.

                          (5) In the event of any liquidation, dissolution, or winding up of the corporation, whether voluntary or involuntary, after payment shall have been made to the holders of Preferred Stock of the full amount to which any series of the Preferred Stock is entitled as set forth in the resolution or resolutions of the Board of Directors providing for the issue thereof, the holders of Common Stock shall be entitled, to the exclusion of the holders of Preferred Stock of any and all series, to share in all remaining assets of the corporation available for distribution to its stockholders ratably according to the number of shares of Common Stock held by them. Neither the merger nor consolidation of the corporation with or into any other corporation or corporations, nor the merger or consolidation of any other corporation or corporations into or with the corporation, nor the sale, transfer, mortgage, pledge or lease by the corporation of all or any part of its assets shall be deemed to be a liquidation, dissolution or winding up of the corporation.





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                          (6)     The Preferred Stock may be issued from time
             to time in one o r more series of any number of shares, except that the aggregate number of shares issued and not canceled of any and all such series shall not exceed the total number of shares of Preferred Stock hereinbefore authorized. Each series of Preferred Stock shall be distinctively designated by number, letter or descriptive words.

                          (7) Authority is hereby expressly granted to and vested in the Board of Directors to issue the Preferred Stock at any time, or from time to time, as Preferred Stock of any one or more series and in connection with the establishment of each such series to fix by resolution or resolutions providing for the issue of the shares thereof the voting powers, if any, and the designation, preferences and relative rights of each such series of Preferred Stock to the full extent now or thereafter permitted by these Articles of Incorporation and the laws of the State of Georgia, including, with out limiting the generality of the foregoing, all of the following matters which may vary between each series:

                                  (a)      The distinctive designation of such
                          series and the number of shares which constitute such series, which number may be increased or decreased either before or subsequent to the issuance of any shares of such series (but not below the number of shares then outstanding), from time to time by action of the Board of Directors;

                                  (b)      The dividend rate of such series,
                          the dates of payment thereof, and any limitations, restrictions, or conditions on the payment of dividends, including whether dividends shall be cumulative and, if so, from which date or dates, and the relative rights or priority, if any, of payment of dividends on shares of each series;

                                  (c)      The price or prices at which, and
                          the terms, times and conditions on which, the shares of such series may be redeemed at the option of the corporation;

                                  (d)      The amount or amounts payable upon
                          the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment to the holders of shares of each series;

                                  (e)      Whether or not the shares of such
                          series shall be entitled to the benefit of a sinking fund or a purchase fund to be applied to the redemption or purchase of such series, and if so entitled, the amount of such fund and the manner of its application, including the price or prices at which the shares of such series may be redeemed or purchased through the application of such fund;





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                                  (f)      Whether or not the shares of such
                          series shall be made convertible into, or exchangeable for, shares of any other class or classes of stock of the corporation, or the shares of any other series of Preferred Stock, and, if made so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

                                  (g)      Whether or not the shares of such
                          series shall have any voting powers and, if voting powers are so granted, the extent of such voting powers and the terms and conditions under which such voting powers may be exercised;

                                  (h)      Whether or not the issue of any
                          additional shares of such series or of any future series in addition to such series shall be subject to restrictions in addition to the restrictions, if any, on the issue of additional shares imposed in the resolution or resolutions fixing the terms of any outstanding series of Preferred Stock theretofore issued pursuant to this Article 7 and, if subject to additional restrictions, the extent of such additional restrictions; and

                                  (i)      Whether or not the shares of such
                          series shall be entitled to the benefit of limitations restricting the purchase of, the payment of dividends on, or the making of other distributions in respect of stock of any class of the corporation, and the terms of any such restrictions; provided, however, that such restrictions shall not include any prohibition of the payment of dividends on any series of Preferred Stock.

                 B. The corporation may purchase its own shares of capital stock out of unreserved and unrestricted earned surplus and capital surplus available therefor and as otherwise provided by law.

                 C. The Board of Directors may from time to time distribute to stockholders out of capital surplus of the corporation a portion of its assets, in cash or in property.

                     Series A Participating Preferred Stock

         The Board of Directors of the corporation, in April 1988, created the Series A Participating Preferred Stock of the corporation. In April 1994, the number of shares constituting such series was increased to 700,000. The designation, amount, voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:





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         1.    Designation and Amount.  The shares of such series shall be designated as "Series A Participating Preferred Stock" (the "Series A Preferred Stock") and shall have a par value of $25.00 per share. The number of shares constituting such series shall be 700,000.

         2.    Dividends and Distributions.

         (i) The holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $10.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock of the corporation or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the corporation shall at any time after the date hereof declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (ii) The corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in subparagraph (i) of this paragraph 2 immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $10.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

         (iii) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before





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such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 30 days prior to the date fixed for the payment thereof.

         3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

         (i) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the corporation. In the event the corporation shall at any time after the date hereof declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (ii) Except as otherwise provided herein or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the corporation having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the corporation.

         (iii) Except as set forth herein, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock and any other Capital Stock of the corporation having general voting rights as set forth herein) for taking any corporate action.

         4. Certain Restrictions.

         (i) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in paragraph 2 above are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the corporation shall not:

         (a) declare or pay dividends on, or make any other distributions on, any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;





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         (b)   declare or pay dividends on or make any other distributions on an shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

         (c) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, provided that the corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

         (d) purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

         (ii) The corporation shall not permit any subsidiary of the corporation to purchase or otherwise acquire for consideration any shares of stock of the corporation unless the corporation could, under subparagraph (i) of this paragraph 4, purchase or otherwise acquire such shares at such time and in such manner.

         5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

         6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of corporation, no distribution shall be made (i) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock, or (ii) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred





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Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the corporation shall at any time after the date hereof declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause
(a) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         7. Consolidation, Merger, etc. In case the corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the corporation shall at any time after the date hereof declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         8. No Redemption. The shares of Series A Preferred Stock shall not be redeemable; provided, however, that the corporation may purchase or otherwise acquire outstanding shares of Series A Preferred Stock in the open market or by offer to any holders of shares of Series A Preferred Stock.

         9. Fractional Shares. Series A Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holders fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.

         10. Rank. The Series A Preferred Stock shall rank junior with respect to payment of dividends and on liquidation to all other series of the corporation's Preferred Stock that specifically provide that they shall rank senior to the Series A Preferred Stock.

         11. Amendment. The Articles of Incorporation of the corporation shall not be limited in any manner that would materially alter or change the powers, preferences or special rights of the





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Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.


                                 ARTICLE EIGHT
                              No Preemptive Rights

                 No stockholder of the corporation shall, because of his ownership of stock, have a preemptive or other right to purchase, subscribe for, or take any part of any stock or any part of the notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase stock of the corporation issued, optioned or sold by it after its incorporation. Any part of the capital stock and any part of the notes, debentures or other securities convertible into or carrying options or warrants to purchase stock of the corporation may at any time be issued, optioned for sale, and sold or disposed of by the corporation pursuant to action of its Board of Directors to such persons and upon such terms as may to such Board seem proper without first offering such stock or securities or any part thereof to existing stockholders.


                                  ARTICLE NINE
                         Certain Business Combinations
                             Fair Price Provisions

             A. (1) Subject to the provisions of any series of Preferred Stock which may at the time be outstanding and in addition to any affirmative vote required by law or these Articles of Incorporation, and except as otherwise expressly provided in paragraph B of this Article 9:

                     (a) any merger or consolidation of the corporation or any Subsidiary (as defined below) with (i) any Interested Shareholder (as defined below) or (ii) any other corporation (whether or not itself an Interests Shareholder) which is or after such merger or consolidation would be an Affiliate (as defined below) of any Interested Shareholder; or

                     (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any Affiliate of any Interested Shareholder of any assets of the corporation or any Subsidiary having an aggregate Fair Market Value (as defined below) of $1,000,000 or more; or

                     (c) the issuance or transfer by the corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the corporation or any Subsidiary to any Interested Shareholder or any Affiliate of any Interested Shareholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $1,000,000 or more; or





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                     (d)  the adoption of any plan or proposal for the
             liquidation or dissolution of the corporation proposed by or on behalf of any Interested Shareholder or any Affiliate of any Interested Shareholder; or

                     (e) any reclassification of securities (including any reverse stock split) or recapitalization of the corporation or any merger or consolidation of the corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) which has the effect, directly or indirectly, or increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the corporation or any Subsidiary which is directly or indirectly owned by any Interested Shareholder or any Affiliate of any Interested Shareholder;

shall require the affirmative vote of the holders of at least 95% of the then outstanding shares of Common Stock of the corporation, including the affirmative vote of the holders of at least 95% of the then outstanding shares of Common Stock of the corporation other than those beneficially owned by such Interested Shareholder. Such affirmative votes shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

                     (2)  The term "Business Combination" as used in this
Article 9 shall mean any transaction which is referred to in any one or more of the clauses (a) through (e) of subparagraph (1) of this paragraph A.

             B. The provisions of paragraph A of this Article 9 shall not be applicable to any particular Business Combination and such Business Combination shall require only such affirmative vote as is required by law and any other provisions of these Articles of Incorporation, if all of the conditions specified in either of the following subparagraphs (1) or (2) are met.

                     (1) The Business Combination shall have been approved by a majority of the Continuing Directors (as defined below); provided that such approval shall only be effective if obtained at a meeting at which a Continuing Director Quorum (as defined below) is present; or

                     (2)  All of the following conditions shall have been met:

                          (a) The aggregate amount of (x) cash and (y) Fair Market Value as of the date of the consummation of the Business Combination of other consideration to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the highest amount determined under subclauses
             (i), (ii) and (iii) below:

                                  (i)      (if applicable) the highest per
                     share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Shareholder for any share of Common Stock of the corporation acquired by it (A) within the two year period immediately prior to the first





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                     public announcement of the proposal of the Business
                     Combination (the "Announcement Date") or (B) in the transaction in which it became an Interested
                     Shareholder, whichever is higher;

                                  (ii)     the Fair Market Value per share of
                     Common Stock on the Announcement Date or on the date on which the Interested Shareholder became an Interested Shareholder (such later date is referred to in this
                     Article 9 as the "Determination    Date"), whichever is
                     higher, and

                                  (iii)    (if applicable) the price per share
                     equal to the Fair Market Value per share of Common Stock determined pursuant to subparagraph (2)(a)(ii) above, multiplied by the ratio of (A) the highest missions, transfer taxes and soliciting dealers' fees) paid by the Interested Shareholder for any shares of Common Stock of the corporation acquired by it within the two year period immediately prior to the Announcement Date to (B) the Fair Market Value per share of Common Stock of the corporation on the first day in such two year period on which the Interested Shareholder acquired any shares of Common Stock.

                           (b) The aggregate amount of (x) cash and (y) Fair Market Value as of the date of the consummation of the Business Combination of other consideration to be received per share by holders of shares of any class of outstanding Preferred Stock of the corporation shall be at least equal to the highest amounted
             under subclauses (i),(ii),(iii)    and (iv) below:

                                  (i)      (if applicable) the highest per
                     share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Shareholder for any shares of such class of Preferred Stock acquired by it (A) within the two year period immediately prior to the Announcement Date or (B) in the transaction in which it became an Interested
                     Shareholder, whichever is higher;

                                  (ii)     the highest preferential amount per
                     share to which the holders of shares of such class of Preferred Stock would be entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation, regardless of whether the Business Combination to be consummated constitutes such an event;

                                  (iii)    the Fair Market Value per share of
                     such class of Preferred Stock on the Announcement Date or on the Determination Date, whichever is higher; and

                                  (iv)     (if applicable) the price per share
                     equal to the Fair Market Value per share of such class of Preferred Stock determined pursuant to subparagraph
                     (2)(b)(iii) above, multiplied by the ratio of (A) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Shareholder for any shares of such class of Preferred Stock acquired by it within the two year period immediately prior to the Announcement Date to (B) the Fair Market Value per share of such class of Preferred Stock on the first day in such two year period on which the Interested Shareholder acquired any shares of such class of Preferred Stock.

The provisions of this subparagraph (2)(b) shall be required to be met with respect to every class of Preferred Stock of the corporation, whether or not the Interested Shareholder has previously acquired any shares of a particular class of Preferred Stock.

                          (c) The consideration to be received by holders of a particular class of outstanding stock shall be in cash or in the same form as the Interested Shareholder has previously paid for shares of such class of stock; if the Interested Shareholder has paid for shares of any class of any stock with varying forms of consideration, the form of consideration for such class of stock shall be either cash or the form used to acquire the largest number of shares of such class of stock previously acquired by it.

                          (d) After such Interested Shareholder has become an Interested Shareholder and prior to the consummation of such Business Combination, (i) except as approved by a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any dividends (whether or not cumulative) on outstanding Preferred Stock of the corporation;
             (ii) there shall have been (A) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Continuing Directors, and (B) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors; and (iii) such Interested Shareholder shall not have become the beneficial owner of any additional shares of Common Stock except as part of the transaction which results in such Interested Shareholder becoming an Interested Shareholder. The approval by a majority of the Continuing Directors of any exception to the requirements set forth in clauses (i) and (ii) above shall only be effective if obtained at a meeting at which a Continuing Director Quorum is present.

                          (e) After such Interested Shareholder has become an Interested Shareholder, such Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

                          (f)  A proxy statement complying with the
             requirements of the Securities and Exchange Act of 1934, whether or not the corporation is then subject to such requirements, shall be mailed to the shareholders of the corporation for the purpose of soliciting shareholder approval of such Business Combination and shall contain at the front thereof, in the prominent place (i) any recommendations as to the advisability (or inadvisability) of the Business Combination which the Continuing Directors may choose to state, and (ii) the opinion of a reputable national investment banking firm as to the fairness (or lack thereof) of the terms of the Business Combination, from the point of view of the remaining public shareholders of the corporation (such investment banking firm to be engaged solely on behalf of the remaining public shareholders, to be paid a reasonable fee for its services by the corporation upon receipt of such opinion, to be an investment banking firm which has not previously been associated with the Interested Shareholder and, if there are at the time any such directors, to be selected by a majority of the Continuing Directors).

             C.      For the purposes of this Article 9:

                          (1) The term "person" shall mean any individual, firm, corporation or other entity.

                          (2) The term "Interested Shareholder" shall mean any person (other than the corporation or any Subsidiary and other than any profit-sharing, employee stock ownership or other employee benefit plan of the corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who or which:

                                  (a)      is the beneficial owner (as
                     hereinafter defined) of more than twenty percent (20%) of the corporation's Common stock; or

                                  (b)      is an Affiliate (as hereinafter
                     defined) of the corporation and at any time within the two year period immediately prior to the date of the determination was the beneficial owner of more than twenty percent (20%) of the corporation's Common Stock; or

                                  (c)      is an assignee of or has otherwise
                     succeeded to any shares of the corporation's Common Stock which were at any item within the two year period immediately prior to the date of the determination beneficially owned by any Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

                          (3) A person shall be a "beneficial owner" of any Common Stock:

                                  (a)      which such person or any of its
                     Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

                                  (b)      which such person or any of its
                        Affiliates or Associates has, directly or indirectly,
                        (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or
                        (ii) the right to vote pursuant to any agreement, arrangement or understanding; or

                                  (c)      which is beneficially owned,
                        directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Common Stock.

                          (4) For the purposes of determining whether a person is an Interested Shareholder pursuant to subparagraph (2) of this paragraph C, the number of shares of Common Stock deemed to be outstanding shall include shares deemed owned through application of subparagraph (3) of this paragraph C but shall not include any other shares of Common Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

                          (5) The terms "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on March 1, 1983.

                          (6) The term "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the corporation; provided that for the purposes of the definition of Interested Shareholder set forth in subparagraph (2) of this paragraph C, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the corporation.

                          (7) The term "Continuing Director" means any member of the Board of Directors of the corporation (the "Board") who is unaffiliated with the Interested Shareholder and was a member of the Board prior to the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Continuing Director who is unaffiliated with the Interested Shareholder and is recommended or elected to succeed a Continuing Director by a majority of Continuing Directors, provided that such recommendation or election shall only be effective if made at a meeting at which a Continuing Director Quorum is present.

                          (8) The term "Continuing Director Quorum" means the number of Continuing Directors equal to the greater of a majority of the Continuing Directors in office immediately prior to the time that the Interested Shareholder became an Interested Shareholder or nine continuing Directors, and which are capable of exercising the powers conferred upon them under the provisions of the Articles of Incorporation or By-Laws of the corporation or by law.

                          (9) The term "Fair Market Value" means, as of any date, (i) in case of stock, the highest closing sale price during the 30 consecutive days immediately preceding such date of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks; or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange; or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed; or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30 consecutive days preceding such date on the National Association of Securities Dealers Automated Quotations System or any system then in use, or, if no such quotations are available, the fair market value on such date of a share of such stock as determined in good faith by a majority of Continuing Directors, provided that such determination shall only be effective if made at a meeting at which a Continuing Director Quorum is present; and (ii) in the case of property other than cash or stock, the fair market value of such property on such date as determined in good faith by a majority of Continuing Directors, provided that such determination shall only be effective if made at a meeting at which a Continuing Director Quorum is present.

                          (10) In the event of any Business Combination in which the corporation survives, the phrase "other consideration to be received," as used in subparagraphs (2)(a) and (b) of paragraph B of this Article 9 shall include the shares of Common Stock and/or the shares of any other class of stock retained by the holders of such shares.

             D. Nothing contained in this Article 9 shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

             E. The provisions of this Article 9 may not be repealed or amended in any respect, unless such action is approved by the affirmative vote of the holders of not less than 95% of the outstanding shares of Common Stock of the corporation, subject to the provisions of any series of Preferred Stock which may at the time be outstanding; provided that if there is an Interested Shareholder, such 95% vote must include the affirmative vote of the holders of at least 95% of the outstanding shares of Common stock other than those beneficially owned by the Interested Shareholder, subject to the provisions of any series of Preferred Stock which may at the time be outstanding.

                                  ARTICLE TEN
                         Certain Business Combinations
                          Minimum Voting Requirements

             A. Subject to the provisions of any series of Preferred Stock which may at the time be outstanding, the affirmative vote of the holders of not less than 75% of the outstanding shares of Common Stock of the corporation and the affirmative vote of the holders of not less than 66-2/3% of the outstanding shares of Common Stock of the corporation other than those beneficially owned (as defined in Article 9) by an Interested Shareholder (as defined in Article 9) (the "two-tier voting requirement"), shall be required for the approval or authorization of any Business Combination (as defined in Article 9) of the corporation with such Interested Shareholder; provided that the two-tier voting requirement shall not be applicable if the Business Combination was approved by a majority of the Continuing Directors (as defined in Article 9) at the meeting at which a Continuing Director Quorum (as defined in Article 9) is present.

             B. The provisions of this Article 10 may not be repealed or amended in any respect, unless such action is approved by the affirmative vote of the holders of not less than 75% of the outstanding shares of Common Stock of the corporation, subject to the provisions of any series of Preferred Stock which may at the time be outstanding; provided that if there is an Interested Shareholder, such 75% vote must include the affirmative vote of the holders of at least 66-2/3% of the outstanding shares of Common Stock other than those beneficially owned by the Interested Shareholder, subject to the provisions of any series of Preferred Stock which may at the time be outstanding.


                                 ARTICLE ELEVEN
                             Business Combinations
                                  Constituents

             The Board of Directors of the corporation, when evaluating any offer of another person (as defined in Article 9) to (a) make a tender or exchange offer for any equity security of the corporation, (b) merge or consolidate the corporation with another person, or (c) purchase or otherwise acquire all or substantially all of the properties and assets of the corporation (an "Acquisition Proposal"), shall, in connection with the exercise of its business judgment in determining what is in the best interests of the corporation and its shareholders, give due consideration to all relevant factors, including without limitation the consideration begin offered in the Acquisition Proposal in relation tot he then-current market price, but also in relation to the then-current value of the corporation in a freely negotiated transaction and in relation to the Board of Directors' then estimate of the future value of the corporation as an independent entity, the social and economic effects on the employees, customers, suppliers and other constituents of the corporation and its subsidiaries and the communities in which the corporation and its subsidiaries operate or are located and the desirability of maintaining independence from any other banking entity.

                                 ARTICLE TWELVE
                        Limitation of Director Liability

                 No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for breach of his duty of care or other duty as a director; provided that this provision shall eliminate or limit the liability of a director only to the extent permitted from time to time by the Georgia Business Corporation Code or any successor law or laws.

                         ******************************

                 These Amended and Restated Articles of Incorporation do not contain amendments requiring shareholder approval, and were duly adopted in accordance with the applicable provisions of Section 14-2-1002 of the Georgia Business Corporation Code by the directors of the corporation effective as of May 19, 1994.

                 These Amended and Restated Articles of Incorporation supersede the original Articles of Incorporation as heretofore amended.

                 IN WITNESS WHEREOF, the undersigned executes these Amended and Restated Articles of Incorporation this 19th day of May, 1994.

                             BANK SOUTH CORPORATION


                             By:    /s/ JANE A. RATNER
                                ------------------------------
                             Name: Jane A Ratner
                             Title: Corporate Counsel